Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com
ESS Technology Reports
First Quarter 2007 Results
     FREMONT, Calif., May 9, 2007—ESS Technology (Nasdaq: ESST) today reported net revenues for the first quarter of 2007 of $17.8 million compared to $26.9 million for the same period last year and compared to $21.3 million in the fourth quarter of 2006. GAAP net income for the first quarter of 2007 was $4.6 million, or $0.13 per diluted share, compared to the first quarter of 2006 GAAP net loss of $14.1 million, or ($0.36) per diluted share. For the fourth quarter of 2006, GAAP net loss was $10.4 million, or ($0.28) per diluted share. Included in this quarter’s results was an $8.5 million gain on the sale of our Blu-ray technology and tangible assets, and $0.9 million of impairment of property, plant and equipment associated with the Digital Image business.
     Non-GAAP net loss for the first quarter of 2007 was $1.6 million, or ($0.04) per diluted share, compared to the first quarter of 2006 non-GAAP net loss of $12.4 million, or ($0.32) per diluted share. For the fourth quarter of 2006, non-GAAP net loss was $7.3 million, or ($0.19) per diluted share. Non-GAAP net loss excludes amortization of intangible assets, write-down of investment, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of our Blu-ray technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48 and their related tax effects.

ESS Reports First Quarter 2007 Results

     Robert Blair, president and CEO of ESS Technology, commented, “In September of last year we announced that ESS had decided to review its core business strategy and operations. In November we announced we had licensed our standard definition DVD player technology to Silan, and in January of this year we announced we had sold our HD-DVD player technology to SiS and we were closing our cameraphone division. We are continuing to evaluate our existing business and assets as well as looking for new businesses and opportunities that we might enter with the objective of maximizing shareholder value.”
     Mr. Blair continued, “The first quarter came in as expected with revenues in-line with our expectations. Gross margins were significantly better than forecasted because of the sale of previously written-off excess inventories. I will discuss this further in the conference call this afternoon. Also, in the first quarter this year we made progress in lowering operating expenses and reducing the cash burn of our existing operations. Not including this quarter’s $8.5 million gain on the sale of the HD-DVD/Blu-ray division, we had a net loss of $3.9 million, which is down significantly from our losses for each quarter last year, and we are continuing to look for opportunities to reduce operating expenses even further.”
     Mr. Blair concluded, “We continue to evaluate opportunities in the remaining segments of our business — the standard definition DVD player business outside of China and other niche markets, and we are looking for additional opportunities to license our patent and IP portfolio which includes our image sensor IP and patents and our audio/video IP and patents. Separately, we will investigate new opportunities in both the fabless semiconductor markets and non-fabless markets and businesses as well. I will discuss our restructuring efforts to date and our second quarter plan in greater detail during our conference call later today.”
Second Quarter 2007 Guidance
     The forward-looking statements in this press release are based on current expectations. Any expectations based on these forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Continuing uncertainty in global economic conditions and rapid shifts in consumer preferences make it particularly difficult to predict product demand and other related matters. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
     For the June quarter, we are projecting revenues of $15-19 million, with non-GAAP gross margins in the 17-20% range. We expect R&D expenses of 18-23% of revenues and SG&A expenses of 23-30% of revenues, and additional costs totaling approximately 1-2% of

ESS Reports First Quarter 2007 Results

revenue for the new SFAS 123(R) stock option expensing rules. Overall, we expect GAAP net loss per diluted share of ($0.13) — ($0.16) and non-GAAP net loss per diluted share of ($0.11) - ($0.14).
     Non-GAAP net loss excludes stock option expensing and related tax effects. Our guidance for the quarter does not include any revenue, expenses, gain or related tax effect from the sale of our Blu-ray technology and tangible assets that was announced on February 16, 2007.
Earnings Conference Call
ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, May 9, 2007, to discuss its first quarter 2007 results. Investors are invited to listen to a live web cast of the conference call at http://www.prnewswire.com/ (Upcoming Conference Calls). A replay of the web cast will also be available at http://www.prnewswire.com/ or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #4705028, beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, May 9, 2007.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video processors for the consumer market.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq Global Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the possible deterioration of revenues associated with our restructuring efforts, the possible sale or close of additional assets or businesses and the impact of such transactions, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, specifically statements regarding improvement in the coming quarters of the Company’s gross margins and profitability due to any new products, operating results, business strategies, projected costs, projected gross margins, projected profitability, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31,	December 31,
	2007	2006

ASSETS

Current Assets:
Cash and cash equivalents	$43,233	$33,731
Short-term investments	5,302	10,264
Accounts and other receivables, net	15,496	10,343
Inventory	6,499	8,278
Prepaid expenses and other assets	1,456	1,764

Total current assets	71,986	64,380

Property, plant and equipment, net	14,845	16,996
Non-current deferred tax asset	6,585	—
Investment and other assets	8,641	9,052

Total assets	$102,057	$90,428

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$19,985	$20,404
Income taxes payable and deferred income taxes	146	23,001

Total current liabilities	20,131	43,405

Non-current deferred tax liabilities	34,008	—

Total liabilities	54,139	43,405

Shareholders’ Equity:
Common stock	175,859	175,528
Accumulated other comprehensive income	117	86
Accumulated deficit	(128,058)	(128,591)

Total shareholders’ equity	47,918	47,023

Total liabilities and shareholders’ equity	$102,057	$90,428

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2007	2006

Net revenues	$17,772	$26,886
Cost of product revenues	10,400	24,523

Gross profit	7,372	2,363

Operating expenses:
Research and development	4,591	9,597
Selling, general and administrative	4,940	7,999
Impairment of property, plant and equipment	859	—
Gain on sale of technology and tangible assets	(8,481)	—

Operating income (loss)	5,463	(15,233)

Non-operating income (loss), net	(86)	476

Income (loss) before income taxes	5,377	(14,757)
Provision for (benefit from) income taxes	774	(687)

Net income (loss)	$4,603	$(14,070)

Net income (loss) per share — basic and diluted	$0.13	$(0.36)

Shares used in per share calculation - Basic and diluted	35,508	39,122

Non-GAAP Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we use non-GAAP measures of net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Loss
Non-GAAP net loss excludes the amortization of intangible assets, write down of investment, stock compensation expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes and related tax effects. Management believes that the non-GAAP net loss measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net income (loss). Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net loss is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net loss to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net loss is that the adjustments to net loss, which did not reflect the on-going sustainability of performance, had the effect of reducing net income (loss) by approximately $6.2 million and $1.7 million for the three months ended March 31, 2007 and 2006, respectively. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net loss is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net loss (unlike GAAP net loss) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net loss is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net loss on a basis prepared in conformance with GAAP to enable investors to consider net loss determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Loss Per Share
Non-GAAP net loss per share excludes the amortization of intangible assets, write down of investment, stock compensation expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes and related tax effects. Management believes that the non-GAAP net loss per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings (loss) per share and adjusted earnings (loss) per share measures, by providing adjusted earnings (loss) per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net loss per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net loss per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net loss per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net loss per share is that it is a non-GAAP measure which is adjusted for the after tax effect of amortization of intangible assets, write-down of our investment, impairment of property, plant and equipment, sales of technology and stock option expenses under SFAS 123(R), and interest on income tax payable, and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net loss per share may not be comparable with the calculation of non-GAAP loss per share for other companies. We compensate for these limitations when using non-GAAP net loss per share by providing full disclosure of the earnings (loss) per share measurement on GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET LOSS
(unaudited)
(in thousands)

	Three months ended
	March 31,	March 31,	December 31,
	2007	2006	2006
Net income (loss) — GAAP basis	$4,603	$(14,070)	$(10,432)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	300	—
Selling, general and administrative expense	—	150	—
Write down of investment	500	—	3,000
Stock-based compensation:
Cost of revenues	7	73	34
Research and development	125	658	54
Selling, general and administrative expense	198	644	63
Impairment of property, plant and equipment	859	—	—
Gain on sale of technology and tangible assets	(8,481)	—	—
Interest on tax payable	534	—	—
Tax effects	74	(158)	—

Net loss — Non-GAAP	$(1,581)	$(12,403)	$(7,281)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET LOSS PER SHARE
(unaudited)
(in dollars)

	Three months ended
	March 31,	March 31,	December 31,
	2007	2006	2006
Basic and Diluted:
GAAP basic and diluted net income (loss) per share	$0.13	$(0.36)	$(0.28)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	—	—
Selling, general and administrative expense	—	—	—
Write down of investment	0.01	—	0.08
Stock-based compensation:	—
Cost of revenues	—	—	—
Research and development	0.01	0.02	—
Selling, general and administrative expense	0.01	0.02	0.01
Impairment of property, plant and equipment	0.02	—	—
Gain on sale of technology and tangible assets	(0.24)	—	—
Interest on tax payable	0.02	—	—
Tax effects	—	—	—

Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.32)	$(0.19)